UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 12, 2024

Citius Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41534	99-4362660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 967-6677

TenX Keane Acquisition

420 Lexington Avenue, Suite 2446

New York, NY 10170

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTOR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As used in this Current Report on Form 8-K, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” “Registrant,” “we,” “us” and “our” refer to the entity formerly named TenX Keane Acquisition, a Cayman Islands exempted company (“TenX”), as renamed Citius Oncology, Inc. in connection with the Domestication (as defined below), and after giving effect to the Business Combination (as defined below).

On August 12, 2024 (the “Closing Date”), the Company completed the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of October 23, 2023 (the “Merger Agreement”), by and among Citius Pharmaceuticals, Inc., a Nevada corporation (“Citius Pharma”), Citius Oncology, Inc., a Delaware corporation (now known as Citius Oncology Sub, Inc., “SpinCo”), TenX (now Citius Oncology, Inc., a Delaware corporation) and TenX Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of TenX (“Merger Sub”), and the related transaction documents described therein (the “Business Combination”).

As contemplated by the Merger Agreement and described in the section entitled “Proposal 1 — The Business Combination Proposal” beginning on page 111 of the final proxy statement/prospectus supplement (File No. 333-275506) (the “Final Prospectus”), filed on July 12, 2024, with the Securities and Exchange Commission (the “SEC”), on or prior to the Closing Date the following occurred:

i.	Effective August 5, 2024, TenX’s jurisdiction of incorporation was changed by its deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). In connection with the consummation of the Domestication, TenX changed its name to “Citius Oncology, Inc.” pursuant to the filing of a certificate of incorporation (the “Company Charter”) and adopted bylaws (the “Company Bylaws”).

ii.	As a result of and upon the effective time of the Domestication, (i) each then-issued and outstanding ordinary share, par value $0.0001 per share, of TenX (“TenX Ordinary Shares”), converted automatically, on a one-for-one basis, into shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”); (ii) each then-issued and outstanding right to receive two-tenths of one share of TenX Ordinary Shares (“TenX Rights”) converted automatically into a right to receive two-tenths of one share of Company Common Stock (“Company Rights”); and (iii) each then-issued and outstanding unit of TenX (“TenX Units”) was canceled and each holder was entitled to one share of Company Common Stock and one Company Right. For further details, see “Proposal No. 2 — The Domestication Proposal” beginning on page 154 of the Final Prospectus.

iii.	Following the above steps, Merger Sub merged with and into SpinCo (the “Merger”), with SpinCo continuing as the surviving company in the Merger and a wholly-owned subsidiary of the Company. As a result of the Merger, the existing common stock of SpinCo, par value $0.0001 per share (“SpinCo Common Stock”), automatically converted into the right to receive shares of Company Common Stock in accordance with an exchange ratio described below.

iv.	Upon Closing, Citius Pharma (formerly SpinCo’s sole shareholder) received 65,627,262 shares of Company Common Stock. In addition, upon Closing, Maxim Group received 1,872,738 shares of Company Common Stock and Newbridge Securities received 50,000 shares of Company Common Stock, in each case as payment of financial advisory fees. All options to purchase shares of SpinCo Common Stock (“SpinCo Options”) were converted into options to purchase shares of Company Common Stock (“Company Options”).

v.	All closing conditions as referenced in the Merger Agreement have either been met or waived by the parties. Certain closing conditions that were waived by the parties, pursuant to the Merger Agreement, include, but are not limited to: (i) Section 7.18(a) and 7.18(b), which (a) required Citius Pharma to transfer the LYMPHIRTM (denileukin diftitox) trademark to the Company prior to Close and (b) required Citius Pharma to send a letter notifying the FDA that all ownership rights of the BLA and IND will transfer from the Citius Pharma to the Company within five business days of Citius Pharma’s receipt of the Notice of Approval for LYMPHIR from the U.S. Food & Drug Administration, which transfers will instead occur within 60 days following the Closing, and (ii) Section 2.3(f), which waiver provided that the $10,000,000 in cash Citius Pharma contributed to the Company was to be comprised of $3,800,111 in working capital of SpinCo post-Closing, funding $6,199,889 of transaction expenses of the parties to the Merger Agreement, and $1,077,026 for the purchase of TenX rights prior to the Closing of the transaction (which converted into 422,353 shares of Company Common Stock at Closing) (in the aggregate, the “Capital Contribution”).

vi.	Pursuant to the Merger Agreement and the Sponsor Support Agreement entered into concurrently with the execution of the Merger Agreement, the Company issued 119,500 shares of Company Common Stock to the Sponsor (as defined below) for amounts outstanding under the promissory notes TenX issued to the Sponsor on July 18, 2023 and October 18, 2023. Both of the promissory notes issued to the Sponsor evidenced deposits into the Trust Account (as defined in the Merger Agreement) to extend the timeline to complete a business combination.

vii.	Immediately after the Closing, the Company issued a promissory note to the Sponsor, dated August 12, 2024, for $1,288,532 of transaction expenses, which automatically converted into 128,854 shares of Company Common Stock on August 13, 2024.

After the Closing, Citius Pharma continues to control a majority of the voting power for the election of directors of the Company, owning approximately 92.6% of the outstanding shares of Company Common Stock. As a result, the Company is a “controlled company” within the meaning of the rules of The Nasdaq Stock Market LLC (‘‘Nasdaq’’) and may elect not to comply with certain corporate governance standards. While the Company does not presently intend to rely on these exemptions, the Company may opt to utilize these exemptions in the future as long as it remains a controlled company.

As of the open of trading on August 13, 2024, the Company Common Stock began trading on The Nasdaq Capital Market as “CTOR”. The Company does not have units or rights traded following the completion of the Business Combination.

Immediately following the Business Combination, the Company’s ownership was as follows:

●	TenX’s former public shareholders owned approximately 1.3% of the outstanding shares of Company Common Stock;

●	Citius Pharma owned approximately 92.6% of the outstanding shares of Company Common Stock; and

●	10XYZ Holdings LP, a Delaware limited partnership and shareholder of TenX (the “Sponsor”) and related parties collectively owned approximately 3.1% of Company Common Stock.

These percentages exclude all Company Options that may be exercisable for shares of Company Common Stock.

Certain terms used in this Current Report on Form 8-K have the same meaning as set forth in the Final Prospectus. This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in the “Introductory Note” above is incorporated into this Item 1.01 by reference.

Amended &Restated Registration Rights Agreement

On August 12, 2024, in connection with the Closing and as contemplated by the Merger Agreement, the Company, Sponsor Equityholders and the Legacy Citius Oncology Equityholder (each defined therein) entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). The material terms of the A&R Registration Rights Agreement are described in the section entitled “Proposal No. 1 — The Business Combination Proposal — Summary of the Ancillary Agreements — Amended & Restated Registration Rights Agreement” beginning on page 131 of the Final Prospectus. In addition, in a term agreed to in connection with the Closing, the Company agreed to use its commercially reasonable efforts to file a registration statement for the resale of any or all of an individual holder’s registrable securities, as requested in writing by such holder, within 120 days of the date of the A&R Registration Rights Agreement. The description of the A&R Registration Rights Agreement herein is qualified in its entirety by the text of the A&R Registration Rights Agreement, which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.

Amended & Restated Shared Services Agreement

On August 12, 2024, in connection with the Closing and as contemplated by the Merger Agreement, SpinCo and Citius Pharma entered into the Amended and Restated Shared Services Agreement (the “A&R Shared Services Agreement”). The material terms of the A&R Shared Services Agreement are described in the section entitled “Proposal No. 1 — The Business Combination Proposal — Summary of the Ancillary Agreements — Amended & Restated Shared Services Agreement” beginning on page 131 of the Final Prospectus. Such description is qualified in its entirety by the text of the A&R Shared Services Agreement, which is included as Exhibit 10.2 to this Report and is incorporated herein by reference.

Letter Agreement to the Merger Agreement

On August 12, 2024, in connection with the Closing, the parties to the Merger Agreement entered into a letter agreement waiving certain closing conditions of the Merger Agreement (the “Letter Agreement”). The material terms of the Letter Agreement are set forth in the “Introductory Note” above and are incorporated into this Item 1.01 by reference. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the text of the Letter Agreement, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.8.

Promissory Note between the Company and Citius Pharma

On August 12, 2024, Citius Pharma made the Capital Contribution to the Company, as set forth in the “Introductory Note” above. Such Capital Contribution is evidenced by an unsecured promissory note (the “Note”) issued by the Company, dated August 16, 2024, in the principal amount of $3,800,111 to Citius Pharma. The Note bears no interest and is repayable in full upon a financing of at least $10 million by the Company, per the terms of the Note. The foregoing description of the Note does not purport to be complete and is qualified in its entirety by the text of the Note, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.9.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. TenX held a special meeting of stockholders on August 2, 2024, to approve, among other things, the Business Combination (the “Special Meeting”). The stockholders approved the Business Combination at the Special Meeting, and the Business Combination was completed on August 12, 2024.

As a result of the Closing (after giving effect to the Domestication), among other things, (i) all outstanding shares of capital stock of SpinCo, other than Treasury Shares, were canceled in exchange for the right to receive, in the aggregate, 67,500,000 shares of Company Common Stock and (ii) all outstanding SpinCo Options were assumed by the Company and converted into Company Options. The Treasury Shares were canceled and ceased to exist, and no stock or other consideration was issued in respect of the Treasury Shares. Specifically, each share of SpinCo Common Stock was canceled and converted into the right to receive a number of shares of Company Common Stock equal to the Base Exchange Ratio, which is the quotient obtained by dividing (x) 67,500,000 by (y) 67,500,000, the aggregate number of shares of SpinCo Common Stock outstanding as of immediately prior to the effective time. Each outstanding SpinCo Option was exchanged for a number of Company Options (rounded down to the nearest whole share) equal to the number of shares of SpinCo Common Stock subject to such option, multiplied by the Base Exchange Ratio, and the exercise price per share was the exercise price in effect immediately prior to the effective time, divided by the Base Exchange Ratio (rounded up to the nearest full cent).

In addition, at the Closing, every five outstanding Company Rights automatically converted into one share of Company Common Stock.

In connection with the Domestication, (i) each then-issued and outstanding TenX Ordinary Share, converted automatically, on a one-for-one basis, into a share of Company Common Stock; (ii) each then-issued and outstanding TenX Right converted into a Company Right; and (iii) each then-issued and outstanding TenX Unit was canceled and the holder thereof was issued one share of Company Common Stock and one Company Right.

In connection with the Business Combination, Holders of 4,297,828 TenX Ordinary Shares sold in TenX’s initial public offering properly exercised their rights to have such shares redeemed for a pro rata portion of the trust account holding the proceeds from TenX’s initial public offering, or approximately $11.47 per share and $49,296,087.16 in the aggregate. The remaining balance immediately prior to the Closing of approximately $163,498.89 remained in the trust account, which was used to pay certain expenses in connection with the Business Combination.

Upon the Closing, 71,304,049 shares of Company Common Stock were issued and outstanding. After the Closing Date, the TenX Ordinary Shares, TenX Units and TenX Rights ceased trading on The Nasdaq Global Market under the symbols “TENK,” “TENKU” and “TENKR” respectively, and Company Common Stock commenced trading on The Nasdaq Capital Market under the symbol “CTOR” on August 13, 2024.

The material terms and conditions of the Merger Agreement are described in the section entitled “Proposal No. 1 — The Business Combination Proposal — Consideration” beginning on page 111 of the Final Prospectus and are incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K provides that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as TenX was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Some of the information contained in this Current Report on Form 8-K, or incorporated herein by reference, contains forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact contained in or incorporated by reference into this Report, including the expected benefits of the Business Combination, the U.S. federal income tax consequences of the Business Combination, the Company’s future results of operations, financial position and business strategy and its expectations regarding the application of, and the commercialization of and market for LYMPHIRTM and any future product candidates, the potential for and timing of any milestones and royalties under the Company’s license agreements with partners, are forward-looking statements.

The forward-looking statements contained in this Form 8-K and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” and the following:

●	the inability of the Company to recognize the anticipated benefits of the Business Combination, which may not be realized fully, if at all, or may take longer to realize than expected;

●	the Company’s need for substantial additional funds;

●	the historical combined financial data and pro forma financial statements included herein may not be representative of the results the Company would have achieved as a standalone company and may not be a reliable indicator of its future results;

●	the ability of the Company to commercialize LYMPHIR;

●	the ability of LYMPHIR or any of our future product candidates to impact the quality of life of our target patient populations;

●	the estimated markets for LYMPHIR or any of our future product candidates and the acceptance thereof by any market;

●	risks relating to the results of research and development activities, including those from our existing and any new pipeline assets;

●	our ability to obtain, perform under and maintain financing and strategic agreements and relationships;

●	the Company’s operating results and financial performance;

●	uncertainties relating to preclinical and clinical testing, approval and commercialization of any future product candidates by the Company;

●	our ability to procure cGMP commercial-scale supply;

●	our dependence on third-party suppliers;

●	the Company’s ability to manage and grow its business and execution of its business and growth strategies;

●	risks arising from changes in the fields in which LYMPHIR and any of our future product candidates, if approved, may compete;

●	the competitive environment in the life sciences and biotechnology industry;

●	failure to maintain, protect and defend the Company’s intellectual property rights;

●	changes in government laws and regulations, including laws governing intellectual property, and the enforcement thereof affecting the Company’s business;

●	changes in general economic conditions, geopolitical risk, including as a result of any pandemic or international conflict, including in the Middle East and between Russia and Ukraine;

●	the outcome of any litigation related to or arising out of the Business Combination, or any adverse developments therein or delays or costs resulting therefrom;

●	the effect of the transactions on the Company’s business relationships, operating results, and businesses generally;

●	the ability of the Company to meet Nasdaq’s continued listing standards following the Business Combination; and

●	the volatility in the price of the Company’s securities due to a variety of factors, including the Company’s inability to implement their business plans or meet or exceed its financial projections.

Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company.

Business

The information set forth in the section entitled “Information About the SpinCo Business” beginning on page 192 of the Final Prospectus is incorporated herein by reference.

Risk Factors

The information set forth in the section entitled “Risk Factors and Risk Factor Summary” beginning on page 59 of the Final Prospectus is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company and such information is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk

The disclosure contained in the Final Prospectus in the section entitled “SpinCo Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 204 of the Final Prospectus is incorporated herein by reference.

Description of Property

Pursuant to the shared services agreement, during the nine months ended June 30, 2024, the Company paid Citius Pharma for the use of shared office space located at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016. The lease held by Citius Pharma runs until October 31, 2025.

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying footnotes set forth information regarding beneficial ownership of Company Common Stock following the consummation of the Business Combination by:

●	each person known by us to be the beneficial owner of more than 5% of outstanding Company Common Stock;

●	each of our executive officers and directors; and

●	all our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days of August 13, 2024.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Company Common Stock. The beneficial ownership of the Company after the Business Combination is based on 71,304,049 Company Common Stock issued and outstanding after the Closing.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Ownership
Directors and executive officers of the Company
Myron Holubiak(2)	500,000	1.70%
Leonard Mazur(3)	1,233,333	*
Jaime Bartushak(4)	466,667	*
Myron Czuczman(5)	466,667	*
Suren Dutia(6)	150,000	*
Eugene Holuka(7)	150,000	*
Joel Mayersohn	–	–
Dennis McGrath(8)	150,000	*
Robert Smith	–	–
Carol Webb(9)	150,000	*
All directors and executive officers of New Citius Oncology after consummation of the Business Combination, as a group (ten individuals)	3,266,667	4.4%

5% Holders
Citius Pharmaceuticals, Inc.	66,049,615	92.6%

(1)	The business address of each of the following entities or individuals is c/o of the Company, 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016.

(2)	Consists of 500,000 shares of New Citius Oncology Common Stock Mr. Holubiak has the right to acquire pursuant to outstanding options that are exercisable within 60 days of August 13, 2024.

(3)	Consists of 1,233,333 shares of New Citius Oncology Common Stock Mr. Mazur has the right to acquire pursuant to outstanding options that are exercisable within 60 days of August 13, 2024.

(4)	Consists of 466,667 shares of New Citius Oncology Common Stock Mr. Bartushak has the right to acquire pursuant to outstanding options that are exercisable within 60 days of August 13, 2024.

(5)	Consists of 466,667 shares of New Citius Oncology Common Stock Mr. Czuczman has the right to acquire pursuant to outstanding options that are exercisable within 60 days of August 13, 2024.

(6)	Consists of 150,000 shares of New Citius Oncology Common Stock Mr. Dutia has the right to acquire pursuant to outstanding options that are exercisable within 60 days of August 13, 2024.

(7)	Consists of 150,000 shares of New Citius Oncology Common Stock Dr. Holuka has the right to acquire pursuant to outstanding options that are exercisable within 60 days of August 13, 2024.

(8)	Consists of 150,000 shares of New Citius Oncology Common Stock Mr. McGrath has the right to acquire pursuant to outstanding options that are exercisable within 60 days of August 13, 2024.

(9)	Consists of 150,000 shares of New Citius Oncology Common Stock Ms. Webb has the right to acquire pursuant to outstanding options that are exercisable within 60 days of August 13, 2024.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the section entitled “Management of New Citius Oncology After the Business Combination” beginning on page 213 in the Final Prospectus and Item 5.02 of this Current Report on Form 8-K and is incorporated herein by reference.

The size of the Company’s board of directors is eight members. Each of Mr. Myron Holubiak (Class I), Mr. Joel Mayersohn (Class I), Dr. Eugene Holuka (Class II), Mr. Robert Smith (Class II), Ms. Carol Webb (Class II), Mr. Suren Dutia (Class III), Mr. Leonard Mazur (Class III and Chairman) and Mr. Dennis McGrath (Class III) were elected to serve as directors of the Company. In accordance with the Certificate of Incorporation of the Company, each was elected to serve in staggered terms until the 2025 (Class I), 2026 (Class II) and 2027 (Class III) annual meetings of stockholders, as applicable, or until their respective successors are duly elected or until their earlier death, resignation, retirement or removal for cause.

The Board appointed Messrs. McGrath, Dutia and Smith to serve on the Audit and Risk Committee, with Mr. McGrath serving as its chair. The Board appointed Mr. Dutia, Dr. Holuka and Ms. Webb to serve on the Compensation Committee, with Mr. Dutia serving as its chair. The Board appointed Dr. Holuka, Mr. McGrath and Ms. Webb to serve on the Nominating and Corporate Governance Committee, with Dr. Holuka serving as its chair.

In connection with the completion of the Business Combination, Mr. Mazur was appointed to serve as the Company’s Chief Executive Officer and Chair of the board of directors, Mr. Bartushak was appointed to serve as the Company’s Chief Financial Officer, Mr. Holubiak was appointed to serve as the Company’s Secretary and Treasurer and Mr. Czuczman was appointed to serve as the Company’s Chief Medical Officer.

Executive and Director Compensation

The information set forth in the section entitled “Executive and Director Compensation of SpinCo” beginning on page 210 of the Final Prospectus, which includes the executive compensation information of SpinCo, is incorporated herein by reference.

Certain Relationships and Related Transactions

The information set forth in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 223 of the Final Prospectus is incorporated herein by reference.

Director Independence

After review of all relevant transactions or relationships between each nominee for director, or any of his or her family members, and the Company, its senior management and Wolf & Company, P.C., its independent registered public accounting firm, the board of directors has determined that all directors of the Company are independent within the meaning of the applicable Nasdaq listing standards, except Leonard Mazur, the Chief Executive Officer and Chairman, Myron Holubiak, the Executive Vice President and Joel Mayersohn.

Because Citius Pharma continues to control a majority of the voting power of the outstanding shares of Company Common Stock, the Company qualifies as a “controlled company” within the meaning of the corporate governance standards of the Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that (i) a majority of the Board consist of “independent directors” as defined under Nasdaq listing rules, (ii) we have a compensation committee composed entirely of independent directors and (iii) we have a nominating/corporate governance committee composed entirely of independent directors.

The Company does not intend to rely on these exemptions, but may opt to utilize these exemptions in the future as long as it remains a controlled company. Accordingly, Company stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

If the Company ceases to be a “controlled company” in the future, it will be required to comply with the Nasdaq Listing Rules, which may require replacing a number of its directors and may require development of certain other governance-related policies and practices. These and any other actions necessary to achieve compliance with such rules may increase the Company’s legal and administrative costs, will make some activities more difficult, time-consuming, and costly and may also place additional strain on the Company’s personnel, systems and resources.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against the Company or any members of the Company’s management team in their capacity as such, and the Company and the members of the Company’s management team have not been subject to any such proceeding in the twelve (12) months preceding the date of this filing.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Market Price

Prior to the Closing Date, the TenX Units, TenX Ordinary Shares, and TenX Rights were each traded on The Nasdaq Global Market under the symbols “TENKU,” “TENK” and “TENKR” respectively. Upon the Closing, the Company’s Common Stock began trading on the Nasdaq Capital Market under the symbol “CTOR”. As of August 13, 2024, following the completion of the Business Combination, there were 71,304,049 shares of Company Common Stock issued and outstanding.

Holders

As of August 14, 2024, there were six holders of record of Company Common Stock. The Company does not have any outstanding units or rights following the Business Combination.

Dividends

The Company has not paid any cash dividends on shares of its common stock to date and does not intend to for the foreseeable future as it focuses on the development and commercialization of its product candidates. The payment of cash dividends by the Company in the future will be dependent upon its revenues and earnings, if any, capital requirements and general financial conditions. The payment of any cash dividends is within the discretion of the Company Board.

Additional information set forth in the section entitled “Market Price and Dividend Information” beginning on page 49 of the Final Prospectus is incorporated herein by reference.

Recent Sales of Unregistered Securities

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the section entitled “Description of Combined Company Securities” beginning on page 227 of the Final Prospectus and is incorporated herein by reference.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the section entitled “Description of Combined Company Securities — Limitations of Liability and Indemnification Matters” on page 232 of the Final Prospectus and is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described in the Introductory Note above, pursuant to the Merger Agreement and the Sponsor Support Agreement and in connection with the closing of the Business Combination, on August 13, 2024, the Company issued 119,500 shares of Common Stock to the Sponsor for amounts outstanding under the promissory notes TenX issued to the Sponsor on July 18, 2023 ($660,000) and October 18, 2023 ($535,000). The promissory notes issued to the Sponsor on July 18, 2023 and October 18, 2023 evidenced deposits into the Trust Account (as defined in the Merger Agreement) to extend the timeline to complete a business combination.

In connection with the closing of the Business Combination, Citius Pharma issued a promissory note to the Sponsor for the reimbursement of $1,288,532 in transaction and other expenses. Pursuant to its terms, the note converted automatically on August 13, 2024, the day after the closing, into 128,854 shares of Company Common Stock.

The issuances of shares of Common Stock to the Sponsor described herein were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

On the Closing Date, in connection with the consummation of the Business Combination, TenX adopted the Company Charter and the Company Bylaws. The material terms of each of the Company Charter and the Company Bylaws and the general effect upon the rights of holders of TenX’s capital stock are included in the sections entitled “Proposal No. 3 — The Organizational Documents Proposal” beginning on page 156 and “Comparison of Corporate Governance and Shareholder Rights” beginning on page 234 of the Final Prospectus and are incorporated herein by reference.

The foregoing description of the Company Charter and Company Bylaws is not complete and is qualified in its entirety by reference to the text of the Company Charter and Company Bylaws, which are included as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Effective August 13, 2024, Marcum LLP (“Marcum”), TenX’s independent registered public accounting firm prior to the Business Combination, was dismissed and replaced as the Company’s independent registered public accounting firm.

Marcum’s report on TenX’s consolidated balance sheets as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flows for each of the two years in the period ended on December 31, 2023, and the related notes (collectively referred to as the “financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern.

During the period from March 1, 2021 (inception), through December 31, 2023, and subsequent interim periods through August 12, 2024, there were no disagreements between TenX and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report covering such period or “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that Marcum concurred with the Company’s assessment of a material weakness related to the Company’s internal controls over financial reporting, due to material weaknesses in internal control over financial reporting that existed relating to accounting for accruals and advances from related parties and accounting for complex financial instruments.

The Company provided Marcum with a copy of the disclosures made by the Company in response to this Item 4.01 and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. The letter from Marcum is included as Exhibit 16.1 to this Current Report.

(b) Effective August 13, 2024, Wolf & Company, P.C. (“Wolf”) was engaged as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the year ending September 30, 2024. Wolf has served as the independent registered public accounting firm of the Citius Pharma prior to the Business Combination. During the years ended September 30, 2023 and 2022, and subsequent interim period through August 12, 2024, the Company did not consult with Wolf with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on its financial statements, and neither a written report nor oral advice was provided to the Company that Wolf concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Item 5.01. Changes in Control of Registrant.

The information set forth under in the section entitled “Proposal No. 1 — The Business Combination Proposal” beginning on page 111 of the Final Prospectus and “Introductory Note” and Item 2.01 in this Current Report on Form 8-K is incorporated herein by reference.

There are no known arrangements which may at a subsequent date result in a further change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors and Appointment of Officers

Information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the section entitled “Management of New Citius Oncology After the Business Combination” beginning on page 213 in the Final Prospectus and Item 5.02 of this Current Report on Form 8-K and is incorporated herein by reference. The information contained in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is also incorporated herein by reference.

Biographical information with respect to each such director and officer is set forth in the section entitled “Management of PubCo After the Business Combination” beginning on page 213 of the Final Prospectus and is incorporated herein by reference.

Departure of Directors and Certain Officers

In connection with the Business Combination, effective as of the Closing, each of Xiaofeng Yuan, Taylor Zhang, Cathy Jiang and Brian Hartzband resigned as directors and executive officers of TenX. Xiaofeng Yuan resigned as Chief Executive Officer and Chairman of the Board, Taylor Zhang resigned as Chief Financial Officer and a director and each of Cathy Jiang and Brian Hartzband resigned as directors. Mr. Mayersohn will continue as a Class I Director of the Company.

2024 Omnibus Stock Incentive Plan

On August 12, 2024, the Citius Oncology, Inc. 2024 Omnibus Stock Incentive Plan (the “2024 Plan”) became effective. The 2024 Plan was approved by TenX’s stockholders at the Special Meeting on August 2, 2024.

The information set forth in the section entitled “Proposal No. 6 — The Incentive Plan Proposal” beginning on page 164 of the Final Prospectus is incorporated herein by reference. The foregoing description of the 2024 Plan and the information incorporated by reference in the preceding sentence does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2024 Plan, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.3.

Item 5.03. Amendments to Memorandum and Articles of Association; Change in Fiscal Year.

The information contained in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

In connection with the Closing of the Business Combination, the Company changed its fiscal year end from December 31 to September 30, the fiscal year end of SpinCo prior to the Business Combination.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, TenX ceased being a shell company. The material terms of the Business Combination are described in the section entitled “Proposal No. 1 — The Business Combination Proposal” beginning on page 111 of the Final Prospectus, in the information set forth under “Introductory Note” and in the information set forth under Item 2.01 in this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The unaudited financial statements of SpinCo as of and for the six months ended March 31, 2024 and 2023 are set forth in the Final Prospectus, beginning on page F-37 and are incorporated herein by reference.. SpinCo’s audited financial statements are set forth in the Final Prospectus beginning on page F-47 and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the Company for the six months ended March 31, 2024 and the year ended December 31, 2023 are set forth in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 50 of the Final Prospectus and is herein by reference.

(d) Exhibits.

Exhibit No.	Document	Filed Herewith	Form	Exhibit	Filing Date
2.1*	Agreement and Plan of Merger and Reorganization, dated as of October 23, 2023, by and among Citius Pharmaceuticals, Inc., Citius Oncology, Inc., TenX Keane Acquisition and TenX Merger Sub, Inc.		8-K	2.1	10/24/2023
3.1	Certificate of Incorporation of Citius Oncology, Inc.	X
3.2	Bylaws of Citius Oncology, Inc.	X
4.1	Specimen Common Stock Certificate of Citius Oncology, Inc.		S-4	4.5	07/11/2024
10.1	Amended and Restated Registration Rights Agreement, dated as of August 12, 2024 by and between Citius Oncology, Inc. and the signatories thereto.	X
10.2	Amended and Restated Shared Services Agreement, dated as of August 12, 2024, by and among Citius Oncology, Inc. and Citius Pharmaceuticals, Inc.	X
10.3†	2024 Omnibus Stock Incentive Plan.		8-K	10.5	8/5/2024
10.4*	Asset Purchase Agreement, dated as of September 1, 2021, between Dr. Reddy’s Laboratories S.A. and Citius Pharmaceuticals, Inc.		S-4	10.15	11/13/2023
10.5*	Amended and Restated License, Development and Commercialization Agreement, dated as of February 26, 2018, between Eisai, Ltd. and Dr. Reddy’s Laboratories S.A.		S-4	10.16	11/13/2023
10.6*	Amendment No. 1 to Amended and Restated License, Development and Commercialization Agreement, dated as of August 9, 2018, between Eisai, Ltd. and Dr. Reddy’s Laboratories S.A.		S-4	10.17	11/13/2023
10.7*	Amendment No. 2 to Amended and Restated License, Development and Commercialization Agreement, dated as of August 31, 2021, between Eisai, Ltd. and Dr. Reddy’s Laboratories S.A.		S-4	10.18	11/13/2023
10.8	Side Letter Agreement, dated August 12, 2024, by and by and among Citius Pharmaceuticals, Inc., Citius Oncology, Inc., TenX Keane Acquisition and TenX Merger Sub, Inc.	X
10.9	Promissory Note, dated August 16, 2024, by and between Citius Oncology, Inc. and Citius Pharmaceuticals, Inc.	X
16.1	Letter from Marcum LLP to the Securities and Exchange Commission, dated August 16, 2024.	x
21.1	Subsidiaries of Citius Oncology, Inc.	X
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).	x

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2) or 601(a)(5), as applicable. TenX agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

†	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2024

CITIUS ONCOLOGY, INC.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chief Executive Officer
(Principal Executive Officer)